Exhibit 13.1

Certification

Pursuant to Section 302

The Sarbanes-Oxley Act of 2002

Graham Kelly, Chief Executive Officer and Christine Bruce, Acting Chief Financial Officer of Novogen Limited, a New South Wales corporation (the ‘Company’), hereby certifies that:

(1)	The Company’s periodic report on Form 20-F for the period ended June 30, 2014 (the ‘Form 20-F’) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Chief Executive Officer	Acting Chief Financial Officer

/s/ Graham Kelly	/s/ Christine Bruce
Graham Kelly	Christine Bruce

Date: October 31, 2014	Date: October 31, 2014